   As filed with the Securities and Exchange Commission on November 3, 2000
                                                      Registration No. 333-44974
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)

                               ------------------
     Delaware                                            95-4782077
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                                (626) 792-5700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ------------------

                          Stephen A. Weiswasser, Esq.
                 Executive Vice President and General Counsel
                     Gemstar-TV Guide International, Inc.
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                                (626) 792-5700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               ----------------
                                  Copies to:

                               David A. Krinsky
                             O'Melveny & Myers LLP
                     610 Newport Center Drive, Suite 1700
                        Newport Beach, California 92660
                                (949) 760-9600

                         Deregistration of Securities

Gemstar-TV Guide International, Inc. (the "Company") registered 88,942 shares of its common stock (the "Shares") pursuant to its Registration Statement on Form S-3 (File No. 333-44974) filed on August 31, 2000 and declared effective on September 13, 2000 (the "Registration Statement"). The Shares were registered to permit resales of such Shares by certain Selling Stockholders named in the Registration Statement. The Selling Stockholders sold an aggregate of 18,000 Shares. The Company is seeking to deregister 70,942 Shares that were not sold because the Company's obligation to maintain the registration of those Shares has expired. By filing this Post-Effective Amendment No. 2 to the Registration Statement, the Company hereby deregisters 70,942 Shares that were not sold, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-44974 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on November 2, 2000.

                              GEMSTAR-TV GUIDE INTERNATIONAL, INC.

                              By:  /s/ Stephen A. Weiswasser
                                   -----------------------------------
                                   Stephen A. Weiswasser
                                   Executive Vice President
                                   and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 333-44974 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                    Title                                     Date
---------                                                   ------                                    -----
*                                             Chairman of the Board, Chief Executive Officer and   November 2, 2000
---------------------------------------       Director (Principal Executive Officer)
Henry C. Yuen

*                                             Chief Financial Officer and Director (Principal      November 2, 2000
---------------------------------------       Financial Officer)
Elsie Ma Leung

/s/ Stephen A. Weiswasser                     Executive Vice President, General Counsel and        November 2, 2000
---------------------------------------       Director
Stephen A. Weiswasser, Esq.

*                                             Director                                             November 2, 2000
---------------------------------------
Douglas B. Macrae

*                                             Director                                             November 2, 2000
---------------------------------------
James E. Meyer

*                                             Director                                             November 2, 2000
---------------------------------------
George F. Carrier, Ph.D

*                                             Director                                             November 2, 2000
---------------------------------------
Peter C. Boylan III

*                                             Director                                             November 2, 2000
---------------------------------------
Joachim Kiener

*                                             Director                                             November 2, 2000
---------------------------------------
Robert R. Bennett

*                                             Director                                             November 2, 2000
---------------------------------------
Chase Carey

*                                             Director                                             November 2, 2000
---------------------------------------
J. David Wargo

*                                             Director                                             November 2, 2000
---------------------------------------
Nicholas Donatiello, Jr.

*By:  /s/ Stephen A. Weiswasser                                                                    November 2, 2000
     ----------------------------------
     Stephen A. Weiswasser

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